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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation in this registration statement of First Place Financial Corp. on Form S-4, of our report dated July 15, 1999, on the financial statements of First Place Financial Corp. as of June 30, 1999 and 1998 and for the years then ended. We also consent to the reference to our firm under the heading "Experts" in the prospectus, which is part of this registration statement.



                                           /s/ Crowe, Chizek and Company LLP

                                         Crowe, Chizek and Company LLP

Cleveland, Ohio
February 10, 2000